EXHIBIT 23

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference, in this Registration Statement on Form S-8 of our report dated February 13, 2004, which appears on page 28 of the 2003 Annual Report on Form 10-K to Shareholders of Pacifica Bancorp, Inc.

/s/    Moss Adams LLP

Bellingham, Washington

March 8, 2004